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                                    July 11, 1994



Mr. James J. Jennings
57 Capra Way
San Francisco, California 94123

Dear Jim:

    We are pleased to make this offer of employment to join CellNet Data Systems as Vice President of Sales and Marketing. Your base compensation will be paid at the rate of $14,588.33 per month.

    This offer assumes you will join us at CellNet Data Systems on or about August 1, 1994, and assumes that you qualify for employment under the immigration Reform and Control Act of 1986. Please confirm your acceptance of our offer by signing and returning this letter to me no later than July 22, 1994. An original copy of this letter is included for you to retain.

    Your position will include our standard benefit program summarized by the enclosed material. Effective August 1, 1994 you will be granted stock options to purchase 90,000 shares of Common Stock in CellNet Data Systems at $.50 per share. Stock options become 10% vested six months from your date of hire with the remainder vesting at 5% quarterly, unless your employment terminates earlier for any reason.

    In addition to the above compensation, this package will include a performance based bonus plan equal to up to 100% of your base annual salary. The specifics of this plan will be defined by me, with your input, within 90 days of your joining CellNet Data Systems.

    Additionally, I agree that if your employment is terminated for anything other than "good cause", the Company will continue your salary and benefits for one year and immediately vest 40% of your remaining unvested stock on your last day of actual employment.

    It is our wish that our association be long-lasting and mutually rewarding. You should, however, understand that all employees are employed "at-will", which means that each employee, as well as CellNet Data Systems, has the right to terminate the employment relationship at any time for any reason, with or without cause.

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Mr. James J. Jennings
July 11, 1994
Page 2

    Jim, CellNet Data Systems has a promising future which requires talented, dedicated, and motivated people like you to make it successful. We look forward enthusiastically to your joining our organization.

                                       Sincerely,


                                       /s/ Paul M. Cook
                                       ----------------------------------------
                                       Paul M. Cook
                                       President/CEO


    I have read this letter and the benefit program information. I accept CellNet Data Systems offer of employment.



Signature /s/ James Jennings                Date 7/22/94
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